PARTNER JET CORP.

LETTER OF TRANSMITTAL

Relating to the consolidation of the Common Shares of Partner Jet Corp.

The completed letter of transmittal, accompanied by the share certificate(s) of Partner Jet Corp. should be delivered or forwarded by registered mail to: TSX TRUST COMPANY, 301 - 100 Adelaide Street West, Toronto, ON M5H 4H1 (the "Transfer Agent").

DO NOT FORWARD SHARE CERTIFICATES/DIRECT REGISTRATION STATEMENTS ("DRS") TO THE HEAD OFFICE OF PARTNER JET CORP.

PLEASE TYPE OR WRITE LEGIBLY IN BLOCK LETTERS.

 The undersigned hereby delivers to you the following share certificate(s)/DRS representing Common Shares of Partner Jet Corp. of which the undersigned has full power and authority to deposit, sell, assign and transfer.

Number on certificate/DRS (in the case DRS, please indicate the account number shown on the statement)	Name in which registered	Number of Common Shares shown on face of certificate/DRS

(Attach additional list if the space above is insufficient)

 The Transfer Agent is hereby requested and authorized to issue new certificates/DRS of Volatus Aerospace Corp. on the following basis, namely for every 2.95454 Common Shares of Partner Jet Corp., shareholders shall receive one (1) consolidated Common Share of Volatus Aerospace Corp. (the "Consolidated Common Share").

A. NAME AND NUMBER OF CERTIFICATES/DRS FOR COMMON SHARES OF VOLATUS AEROSPACE CORP.

Certificate(s)/DRS representing consolidated Common Shares are to be issued as follows:

Name on Certificate/DRS	Number of Consolidated Common Shares

(See instruction 4.  Attach additional list if the space above is insufficient)

B. DELIVERY

Mail or make available for delivery certificate(s)/DRS representing Consolidated Common Shares as follows:

Name:    _____________________________________________________

Address: _____________________________________________________

              ______________________________________________________

Postal (Zip) Code:______________________________________________

Email  Address:    ______________________________________________

Due to the current COVID-19 pandemic situation, pick-up at the offices of TSX Trust may not be available to the public when the consolidation is effective. TSX Trust will mail the Consideration payable to such shareholder in accordance with the information provided in Box B as applicable.

For DRS, if an email address is provided, we will email the new DRS to the email address provided above. Note that the DRS will not be mailed, where an email address is provided.

C. IMPORTANT:  This box must be completed fully if the name in which any Consolidated Common Share is to be issued differs from the name of the registered holder appearing on the existing certificate(s).

Date:      ______________________________________________________

Signature:_____________________________________________________

Name:    ______________________________________________________

Address:  _____________________________________________________

                _____________________________________________________

Postal (Zip) Code:  _____________________________________________

Signature Guaranteed by:

_____________________________________________________________

IMPORTANT: THIS LETTER OF TRANSMITTAL MUST BE DATED AND SIGNED

Dated:

Signature of Shareholder:

Telephone:

INSTRUCTIONS

1. Unless defined in this Letter of Transmittal or these Instructions, capitalized terms have the meaning ascribed thereto in the Information Circular of Partner Jet Corp. dated 15 November 2021.

2. Pursuant to the amendment to the articles of Volatus Aerospace Corp., each shareholder will receive one (1) Consolidated Common Share for each 2.95454 Common Share of Partner Jet Corp.  No fractional shares will be issued as a result of the share consolidation.  A fractional share will be disregarded and cancelled without any repayment of capital or other compensation.  Each shareholder will receive a whole number of Consolidated Common Shares.

3. Shareholders should refer to the Information Circular of Partner Jet Corp. dated 15 November 2021 for particulars of the consolidation.

4. Each registered holder of Common Shares of Partner Jet Corp. must deliver the Letter of Transmittal completed and signed, together with their certificate(s)/DRS to TSX Trust Company (the "Transfer Agent") at the office of the Transfer Agent set out in Instruction 9 below. The method of delivery of the Common Share certificate(s)/DRS is at the option and risk of the holder of Common Shares. It is recommended such documents be delivered to the Transfer Agent. If mail is used, registered mail, properly insured with acknowledgement of receipt requested, is suggested. Delivery will be effected only when documents are actually received by the Transfer Agent at the office set out below.

5. Each registered holder of Common Shares must fill in the delivery instructions in Part B and sign and date this Letter of Transmittal. If Part B is not completed, the certificate(s)/DRS representing Consolidated Common Shares will be mailed to the shareholder's address recorded on the books of the Transfer Agent.

6. If no change in the name of the registered holder appearing on the existing Common Share certificate(s)/DRS is desired but more than one new certificate/DRS is to be issued in that name, a holder should also fill out Part A of this Letter of Transmittal. Any holder who does not fill out Part A will receive one Consolidated Common Share certificate/DRS for each Common Share certificate/DRS delivered herewith. No charge will be made for one new replacement certificate but where more than one certificate/DRS is requested a charge of $7.00 (plus H.S.T.) will be levied for each additional certificate/DRS.

7. A registered holder of Common Shares who wishes to have the certificate(s)/DRS representing Consolidated Common Shares registered in the name of a person other than the registered holder must fill in Part C as well as Parts A and B of the Letter of Transmittal and must endorse the existing Common Share certificate(s) or a stock transfer power of attorney, delivered with the Letter of Transmittal. The signature of the registered holder must correspond in every respect with the name appearing on the face of the certificate(s)/DRS. Such signature must be guaranteed by a Canadian chartered bank, or a member of the Securities Transfer Association Medallion Program (STAMP).

8. Where the Letter of Transmittal is executed on behalf of a corporation, partnership or association or by any agent, executor, administrator, trustee, curator, guardian or any person acting in a representative capacity, the Letter of Transmittal must be accompanied by evidence of authority to act satisfactory to the Transfer Agent.

9. Additional copies of the Letter of Transmittal may be obtained from www.sedar.com or contact the Transfer Agent to request to receive a copy via email or by mail.

10. If a share certificate/DRS has been lost or destroyed, the Letter of Transmittal should be completed as fully as possible and forwarded to TSX Trust Company, at the address set out in Instruction 9 above, together with correspondence stating that the original certificate/DRS has been lost. TSX Trust Company will forward appropriate documentation. Any questions should be directed to TSX Trust Company; telephone number 1-866-600-5869, facsimile number (416) 361-0470.